Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re DELTA PETROLEUM CORPORATION, et al.,[1] Debtors.	Chapter 11 Case No. 11-14006 (KJC) (Joint Administration Pending) Re: D.I. 12; 68

NOTICE OF ORDER ESTABLISHING NOTIFICATION AND HEARING

PROCEDURES FOR TRADING IN EQUITY SECURITIES

PLEASE TAKE NOTICE that on December 16, 2011(the “Petition Date”), the debtors and debtors-in-possession in the above-captioned cases (the “Debtors”), commenced cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Subject to certain exceptions, section 362 of the Bankruptcy Code operates as a stay of any act to obtain possession of property of the Debtors’ estates or of property from the Debtors’ estates or to exercise control over property of the Debtors’ estates.

PLEASE TAKE FURTHER NOTICE that on the Petition Date, the Debtors filed their Motion for Entry of an Order Pursuant to 11 U.S.C. §§ 105(a) and 362 Establishing Notification and Hearing Procedures for Trading in Equity Securities (the “Motion”) (D.I 12).

PLEASE TAKE FURTHER NOTICE THAT on December 19, 2011, the United States Bankruptcy Court for the District of Delaware (the “Court”) entered an order (D.I. 68) approving the procedures set forth below in order to preserve the Debtors’ net operating losses

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.The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number are: Delta Petroleum Corporation (0803), DPCA LLC (0803), Delta Exploration Company, Inc. (9462), Delta Pipeline, LLC (0803), DLC, Inc. (3989), CEC, Inc. (3154), Castle Texas Production Limited Partnership (6054) and Amber Resources Company of Colorado (0506). The Debtors’ headquarters are located at: 370 17th Street, Suite 4300, Denver, Colorado 80202.

and certain other tax attributes (“Tax Attributes”) (the “Interim Order”). Except as otherwise provided in the Interim Order, any sale or other transfer of equity securities in the Debtors in violation of the procedures set forth below shall be null and void ab initio as an act in violation of the automatic stay under section 362 of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE that objections, if any, to final approval of the Interim Order must (a) be in writing and served on or before January 4, 2012 at 4:00 p.m. (ET) (the “Objection Deadline”); (b) be filed with the Clerk of the Bankruptcy Court, 824 Market Street, 3rd Floor, Wilmington, Delaware 19801; and (c) be served as to be received on or before the Objection Deadline by the undersigned attorneys for the Debtors.

PLEASE TAKE FURTHER NOTICE THAT only objections made in writing and timely filed and received, in accordance with the procedures above, will be considered by the Bankruptcy Court at such hearing.

PLEASE TAKE FURTHER NOTICE THAT A FINAL HEARING ON THE MOTION WILL BE HELD ON JANUARY 11, 2012 AT 2:30 P.M. (ET) BEFORE THE HONORABLE KEVIN J. CAREY, AT THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE, 824 MARKET STREET, 5TH FLOOR, COURTROOM #5, WILMINGTON, DELAWARE 19801.

IF YOU FAIL TO RESPOND IN ACCORDANCE WITH THIS NOTICE, THE COURT MAY GRANT THE RELIEF REQUESTED IN THE MOTION WITHOUT FURTHER NOTICE OR HEARING.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Interim Order, the following “Procedures” shall apply to holding and trading in equity securities of Delta Petroleum Corporation and Amber Resources Company of Colorado:

(a) Any person or entity (as defined in Treasury Regulations section 1.382-3(a) for purposes of this these Procedures) who currently is or becomes a Substantial Shareholder (as defined in paragraph (e) below) shall file with this Court, and serve on counsel to the Debtors, a notice of such status, in the form attached to the Interim Order as Exhibit “1,” on or before the later of (i) twenty calendar days after the effective date of the notice of entry of the Interim Order or (ii) ten calendar days after becoming a Substantial Shareholder.

(b) At least thirty calendar days before effectuating any transfer of equity securities (including Options to acquire such securities, as defined below) that would result in an increase in the amount of Stock beneficially owned by a Substantial Shareholder or would result in a person or entity becoming a Substantial Shareholder, such Substantial Shareholder shall file with this Court, and serve on counsel to the Debtors, advance written notice, in the form attached to the Interim Order as Exhibit “2,” of the intended transfer of equity securities.

(c) At least thirty calendar days before effectuating any transfer of equity securities (including Options to acquire such securities) that would result in a decrease in the amount of Stock beneficially owned by a Substantial Shareholder or would result in a person or entity ceasing to be a Substantial Shareholder, such Substantial Shareholder shall file with this Court, and serve on counsel to the Debtors, advance written notice, in the form attached to the Interim Order as Exhibit “3,” of the intended transfer of equity securities (the notices required to be filed and served under paragraph (b) and this paragraph (c), each a “Notice of Proposed Transfer”).

(d) The Debtors shall have thirty calendar days after receipt of a Notice of Proposed Transfer to file with this Court and serve on such Substantial Shareholder an objection to any proposed transfer of equity securities described in the Notice of Proposed Transfer on the grounds that such transfer may adversely affect the Debtors’ ability to utilize their Tax Attributes. If the Debtors file an objection, such transaction will not be effective unless approved by a final and nonappealable order of this Court. If the Debtors do not object within such 30-day period, such transaction may proceed solely as set forth in the Notice of Proposed Transfer. Further transactions within the scope of this paragraph must be the subject of additional notices as set forth herein, with an additional 30-day waiting period.

(e) For purposes of this these Procedures, (i) a “Substantial Shareholder” is any person or entity which beneficially owns at least 1,371,332 shares in Delta Petroleum Corporation or at least 221,644 shares in Amber Resources Company of Colorado (representing, respectively, approximately 4.75% of all issued and outstanding shares) of Stock, and (ii) “beneficial ownership” (or any variation thereof of Stock and Options to acquire Stock) shall be determined in accordance with applicable rules under Section 382, Treasury Regulations promulgated thereunder, and rulings issued by the Internal Revenue Service, and thus, to the extent provided therein, from time to time shall include, without limitation, (x) direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries), (y) ownership by such holder’s family members and persons acting in concert with such holder (pursuant to a formal or informal understanding) to make a coordinated acquisition of stock, and (z) an Option (as defined below) to acquire Stock. An “Option” to acquire stock includes all interests described in Treasury Regulation section 1.382-4(d)(9), including any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless of whether it is contingent or otherwise not currently exercisable. For the avoidance of doubt, by operation of the definition of beneficial ownership in clause (ii) of this paragraph, an owner of an Option to acquire Stock may be treated as the owner of such Stock.

(f) The Debtors, their counsel, counsel for Lender, and counsel for the Creditors’ Committee shall keep all information provided in any notices delivered pursuant to the Procedures strictly confidential and shall not disclose the contents thereof to any person (including any member of the Creditors’ Committee), except (i) to the extent necessary to respond to a petition or objection filed with the Court, (ii) to the extent otherwise required by law, or (iii) to the extent that the information contained therein is already available to the public; provided, however, that the Debtors may disclose the contents thereof to their financial advisors, who shall keep all such notices strictly confidential in the same manner as the Debtors are required to do so, subject to further Court order. To the extent confidential information is necessary to respond to a petition or objection filed with the Court, such confidential information shall be filed under seal or in redacted form.

(g) Any purchase, sale, or other transfer of Stock in violation of any of the Procedures set forth herein shall be null and void ab initio as an act in violation of the automatic stay under sections 362 and 105(a) of the Bankruptcy Code.

PLEASE TAKE FURTHER NOTICE that the Debtors alone (if no Creditors’ Committee has been appointed), with the consent of the Creditors’ Committee (if a Creditors’ Committee has been appointed) or pursuant to order of this Court may waive, in writing, any and all restrictions, stays, and notification procedures contained in the Interim Order; provided, however, that any such waiver shall be filed with this Court.

PLEASE TAKE FURTHER NOTICE that, upon the request of any person, counsel to the Debtors, Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, Attn: Kathryn A. Coleman, Esq. and W. Peter Beardsley, Esq., will provide a form of each of the required notices described above.

PLEASE TAKE FURTHER NOTICE that, upon the request of any person, Epiq Bankruptcy Solutions, LLC (“Epiq”), shall supply a copy of the Interim Order. Epiq shall supply a copy of the Interim Order at a cost to be paid by the person requesting it at the prevailing fee being charged by Epiq. Epiq shall accommodate document requests during normal business hours, Monday to Friday (excluding recognized holidays).

FAILURE TO FOLLOW THE PROCEDURES SET FORTH IN THIS NOTICE SHALL CONSTITUTE A VIOLATION OF THE AUTOMATIC STAY PRESCRIBED BY SECTION 362 OF THE BANKRUPTCY CODE.

ANY PROHIBITED PURCHASE, SALE, TRADE, OR OTHER TRANSFER OF EQUITY SECURITIES IN THE DEBTORS IN VIOLATION OF THE INTERIM ORDER SHALL BE NULL AND VOID AB INITIO AND MAY BE PUNISHED BY CONTEMPT OR OTHER SANCTIONS IMPOSED BY THE BANKRUPTCY COURT.

THE DEBTORS’ PLAN OF REORGANIZATION MAY PROVIDE FOR THE DISALLOWANCE OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS TO THE EXTENT THAT THEY WOULD ENTITLE THE HOLDERS THEREOF TO A DISTRIBUTION OF 4.75% OR MORE OF THE VALUE OF THE REORGANIZED DEBTORS.

PLEASE TAKE FURTHER NOTICE that the requirements set forth in this Notice are in addition to the requirements of Rule 3001(e) of the Federal Rules of Bankruptcy Procedure and applicable securities, corporate, and other laws, and do not excuse compliance therewith.

Dated: December 19, 2011                                                                  BY ORDER OF THE COURT

            Wilmington, Delaware

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